UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2014 (June 11, 2014)

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COOPER-STANDARD HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

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Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)
(248) 596-5900
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 11, 2014, Cooper Standard Automotive Inc. (the “Company”), certain of its subsidiaries, Bank of America, N.A., as agent, the lenders and other parties thereto entered into the Amendment No. 1 to Second Amended and Restated Loan Agreement, which amendment increased aggregate lender commitments under the Company’s existing asset-based revolving credit facility (the “ABL Facility”) from $150,000,000 to $180,000,000, and implemented several related administrative and conforming changes to the ABL Facility. The amended ABL Facility also provides for an uncommitted $75,000,000 incremental loan facility, for a potential total ABL Facility of $255,000,000 (if any such incremental is requested by the Company and applicable commitments are obtained). As of June 11, 2014, subject to borrowing base availability, the Company had $180,000,000 in total committed worldwide availability under the ABL Facility, less outstanding letters of credit of approximately $37,000,000.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibit.

None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Cooper-Standard Holdings Inc.

/s/ Aleksandra A. Miziolek
Name:	Aleksandra A. Miziolek
Title:	Senior Vice President, General Counsel and Secretary
Date: June 12, 2014